EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2008 Stock Plan of our report dated September 24, 2009, relating to the consolidated financial statements of TurboSonic Technologies, Inc. included in the Annual Report on Form 10-K of TurboSonic Technologies, Inc. for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
October 2, 2009
Toronto, Ontario, Canada